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                                       FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934




                              HILTON HOTELS CORPORATION
                (Exact name of registrant as specified in its charter)

                Delaware                                 36-2058176
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

        9336 Civic Center Drive                            90210
       Beverly Hills, California                         (Zip Code)
(Address of principal executive offices)


                       SECURITIES TO BE REGISTERED PURSUANT TO
                              SECTION 12(b) OF THE ACT:


              Preferred Redeemable Increased Dividend Equity Securities,
                        8% PRIDES, Convertible Preferred Stock
                        (Title of each class to be registered)

                   New York Stock Exchange, Pacific Stock Exchange
           (Name of each exchange on which each class is to be registered)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1) please check the
following box.      / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2) please check the following box.   / /

                       SECURITIES TO BE REGISTERED PURSUANT TO
                              SECTION 12(g) OF THE ACT:

                                         None

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Preferred Redeemable Increased Dividend Equity Securities, 8% PRIDES, Convertible Preferred Stock (the "PRIDES") to be registered hereunder is contained in the sections entitled "Description of the Hilton PRIDES" on pages 61 through 69 and "Description of Hilton Capital Stock - Hilton Common Stock" on pages 59 through 61 of the Joint Proxy Statement/Prospectus included in the Registrant's Registration Statement on Form S-4, Commission File No. 333-10415, as filed on August 19, 1996. Such description is incorporated herein by reference.

ITEM 2.  EXHIBITS.

Exhibit
Number   Description
------   -----------

  1.     Restated Certificate of Incorporation of Registrant.

  2. Bylaws of Registrant, as amended (incorporated herein by reference from Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1992).

  3. Amendment to Bylaws of Registrant, (incorporated herein by reference from Exhibit 3.3 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

  4. Certificate of Designations, Preferences, Rights and Limitations of the PRIDES.

  5.     Form of PRIDES Stock Certificate.

  6. Form of Common Stock Certificate (incorporated herein by reference from Exhibit 4.2 to the Registration Statement (File No. 333-02321) filed April 5, 1996).

  7. Rights Agreement, dated as of July 14, 1988, between Registrant and The First National Bank of Chicago (incorporated herein by reference from Exhibit 1 to Registrant's Current Report on Form 8-K, dated July 14, 1988).

  8. Agreement Amending Rights Agreement and Changing Rights Agreement, dated as of July 13, 1990, between Registrant, The First National Bank of Chicago and Manufacturers Hanover Trust Company of California


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         (incorporated herein by reference from Exhibit 8 to Registrant's
         Registration Statement on Form 8-A filed May 2, 1996).

  9.    1984 Stock Option and Stock Appreciation Rights Plan of
         Registrant, together with the Stock Option Agreement relating thereto, both as amended (the "1984 Plan") (incorporated herein by reference from Exhibit 10.5 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1989).

  10. Amendment, dated October 18, 1990, to the 1984 Stock Option and Stock Appreciation Rights Plan of Registrant, relating to Exhibit 9 hereto (incorporated herein by reference from Exhibit 10.3 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

  11.    1990 Stock Option and Stock Appreciation Rights Plan of
         Registrant, together with the Stock Option Agreement relating thereto, both as amended (the "1990 Plan") (incorporated herein by reference from Exhibit 10.4 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

  12. Amendment, dated January 20, 1994, to the 1990 Stock Option and Stock Appreciation Rights Plan of Registrant, relating to Exhibit 11 hereto (incorporated herein by reference from Exhibit 10.5 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

  13. Amendment, dated January 19, 1995, to the 1990 Stock Option and Stock Appreciation Rights Plan of Registrant, relating to Exhibits 11 and 12 hereto (incorporated herein by reference from Exhibit 10.5 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

  14. 1996 Stock Incentive Plan of Registrant (the "1996 Plan") (incorporated herein by reference from Exhibit 10.6 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

  15.    1996 Chief Executive Stock Incentive Plan of Registrant
         (incorporated herein by reference from Exhibit 10.7 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

  16. Amendment, dated November 14, 1996 to each of the 1984 Plan, the 1990 Plan and the 1996 Plan, relating to Exhibits 10, 12 and 15 hereto.


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                                      SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


November 25, 1996                    HILTON HOTELS CORPORATION
                                     ("Registrant")



                                       By:/s/ Cheryl Marsh
                                          -------------------------------------
                                          Name:   Cheryl Marsh
                                          Title:  Vice President and Corporate
                                                  Secretary